United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July18, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 18, 2016, the Company completed the offer and sale of 6,250,000 shares of its common stock comprised of “restricted securities” as defined under Rule 144 of the Securities and Exchange Commission (the “SEC”) for $500,000, to “accredited investors,” two of whom were directors or executive officers of the Company. The purchase price was $0.08 per share. Prior to the completion of this private offering, there were 82,480,682 shares of the Company’s common stock outstanding, and when these 6,250,000 shares are issued of record, there will be 88,730,682 outstanding shares. The 6,250,000 shares offered and sold will represent approximately seven percent of the outstanding securities of the Company.

The issuance of these shares was exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

Item 7.01 Regulation FD Disclosure.

See Item 9.01, Exhibit 99, regarding a Press Release disseminated on July 21, 2016, referencing the private sale of the 6,250,000 shares outlined in Item 3.02.

The information contained in this Item 7.01 and 9.01 in Exhibit 99 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such Section 18. Furthermore, the information contained in this Item 7.01 and 9.01 in Exhibit 99 shall not be deemed to be incorporated by reference into our filings under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.

Exhibit No.	Exhibit Description

99	Press Release dated July 21, 2016

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	July 21, 2016	By:	/s/ Robert O. Grover
Robert O. Grover
Executive Vice President

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